Exhibit 99.1

For Immediate Release
Media Contact:	Investor Contacts:
Eric Boomhower	Bryan Hatchell	Betty Best
(803) 217-7701	(803) 217-7458	(803) 217-7587
eboomhower@scana.com	bhatchell@scana.com	bbest@scana.com

SCANA Reports Financial Results for Fourth Quarter and Full Year 2009, Announces Preliminary 2010 Guidance

Cayce, SC, February 11, 2010...SCANA Corporation (NYSE: SCG) today announced financial results for the fourth quarter and full year 2009.

FULL YEAR RESULTS

For the year ended December 31, 2009, SCANA reported earnings of $348 million or $2.85 per share, compared to $346 million, or $2.95 per share, in 2008.

“Reflective of a very weak economy, 2009 has been a challenging year for our Company,” said Jimmy Addison, senior vice president and chief financial officer. “However, our employees have maintained our focus on safety and reliability while providing high quality service to our customers. Our 2009 financial results of $2.85 per share were in line with our earnings guidance.”

“I am extremely proud of our cost control during this recession. These efforts have been significant in mitigating our margin erosion and we believe are largely sustainable going forward in a weak economy.”

FOURTH QUARTER RESULTS

SCANA’s reported earnings in the fourth quarter of 2009 were $76 million, or 62 cents per share, compared to $86 million, or 73 cents per share, for the same quarter in 2008.

“We were able to reduce our operating and maintenance expenses by $15 million in the fourth quarter,” said Addison. “However, stringent cost control measures were not enough to offset the electric margin erosion, dilution and reduced other income from asset sales in 2008.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings for 2009 at South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, were $279 million, or $2.29 per share compared to $275 million, or $2.34 per share, in 2008. For the fourth quarter of 2009, SCE&G reported earnings of $49 million, or 39 cents per share, compared to $54 million, or 46 cents per share, in the same quarter of 2008.  The decrease was due to lower electric margins driven by reduced customer consumption which more than offset lower operating and maintenance expenses, positive customer growth and rate increases associated with SCE&G’s new nuclear construction activities under the Base Load Review Act (BLRA). At year-end 2009, SCE&G was serving approximately 655,000 electric customers and approximately 310,000 natural gas customers, up 0.8 and 0.9 percent, respectively, over 2008.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported 2009 earnings of $46 million, or 38 cents per share, compared to $42 million, or 36 cents per share, in 2008.  Reported earnings in the fourth quarter of 2009 were $20 million, or 17 cents per share, compared to $19 million, or 17 cents per share in the fourth quarter of 2008. Lower operating and maintenance expense and continued customer growth contributed to that improvement. At year end, PSNC Energy was serving approximately 473,000 customers, an increase of 1.1 percent over the previous year.

SCANA Energy — Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported 2009 earnings of $24 million, or 20 cents per share, compared to $33 million, or 28 cents per share, in 2008. Earnings in the fourth quarter of 2009 were $9 million, or 7 cents per share, compared to $12 million, or 10 cents per share in the fourth quarter of 2008. The decrease is attributable to more customers opting for fixed-rate plans, which more than offset lower operations and maintenance and bad debt expenses.  At December 31, 2009, SCANA Energy was serving approximately 450,000 customers and continues to maintain its position as the second largest natural gas marketer in Georgia.

Carolina Gas Transmission

Carolina Gas Transmission Corporation (CGTC) reported earnings of $10 million, or 8 cents per share, in 2009, compared to $8 million, or 7 cents per share, in 2008. For the fourth quarter of 2009, CGTC reported earnings of $2 million, or 2 cents per share, compared to $2 million, or 1 cent per share in the fourth quarter of 2008. The increase in earnings is due to lower operating and maintenance expenses and higher revenues as a result of an additional long-term contract.

Corporate and Other

SCANA’s corporate and other businesses, which include SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss of $11 million, or 10 cents per share in 2009, compared to a loss of $12 million, or 10 cents per share in 2008. For the fourth quarter of 2009, these businesses reported a loss of $4 million, or 3 cents per share, compared to a loss of $2 million, or 1 cent per share in the fourth quarter of 2008.  The difference in earnings is due primarily to the sale of minor communications assets in 2008 which did not occur in 2009.

EARNINGS OUTLOOK

For 2010, the Company’s preliminary estimate is that earnings will be in the range of $2.85 to $3.05 per share.  This estimate includes normal weather in the Company’s electric and natural gas service areas and excludes any potential impacts from changes in accounting principles and gains or losses from certain investing activities, litigation, and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company continues to target an average annual earnings growth rate of 4 to 6 percent over the next 3-5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 2:00 p.m. Eastern Time today. The call-in numbers for the conference call are 1-866-713-8565 (US/Canada) and 1-617-597-5324 (International). The passcode is 10953493. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through February 25, 2010. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 60688621.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com.  Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the web cast and a transcript of the call will be available on the Company’s web site approximately 2 hours after conclusion of the call through February 25, 2010.

Additionally, our Form 10-K is expected to be filed with the SEC on March 1, 2010. Once filed, you may access this form on the Company’s web site at www.scana.com. Shareholders may obtain a copy of our audited financial statements free of charge, upon request.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Cayce, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 655,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA’s subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site and construct facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (14) labor disputes; (15) performance of SCANA’s pension plan assets; (16) higher taxes; (17) inflation; (18) compliance with regulations; and (19) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC).  The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income

(Millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Operating Revenues:
Electric (1)	$508	$501	$2,141	$2,236
Gas-Regulated	283	375	958	1,247
Gas-Nonregulated	303	425	1,138	1,836
Total Operating Revenues	1,094	1,301	4,237	5,319

Operating Expenses:
Fuel Used in Electric Generation	223	192	818	864
Purchased Power	6	8	17	36
Gas Purchased for Resale	424	635	1,570	2,547
Other Operation and Maintenance	155	170	640	675
Depreciation and Amortization (1)	68	78	316	319
Other Taxes	42	41	177	168
Total Operating Expenses	918	1,124	3,538	4,609

Operating Income	176	177	699	710

Other Income (Expense):
Other Income	14	25	65	79
Other Expenses	(9)	(10)	(37)	(42)
Interest Charges, Net of Allowance for Borrowed
Funds Used During Construction of $6, $5,$23 and $16	(62)	(63)	(233)	(227)
Allowance for Equity Funds Used During Construction	5	6	28	14
Total Other Expense	(52)	(42)	(177)	(176)

Income Before Income Tax Expense and Earnings from Equity Method Investments	124	135	522	534
Income Tax Expense	45	48	167	189

Income Before Earnings from Equity Method Investments	79	87	355	345
Earnings from Equity Method Investments	1	1	2	8

Net Income	$80	$88	$357	$353

Preferred Dividends of Subsidiary	(4)	(2)	(9)	(7)

Income Available to Common Shareholders of SCANA Corporation	$76	$86	$348	$346

Basic and Diluted Earnings Per Share of Common Stock:
Basic & Diluted Reported Earnings Per Share	$.62	$.73	$2.85	$2.95
Weighted Average Shares Outstanding (Millions)	123.2	117.6	122.1	117.0

Note (1):  In January 2010, the South Carolina Public Service Commission approved SCE&G’s retroactive adoption of updated, lower depreciation rates for its electric operations as of an effective date of January 1, 2009.  The Commission also approved SCE&G’s request that the credit to 2009’s depreciation expense resulting from the adoption of these rates be applied to reduce 2009’s recovery of fuel costs (electric revenue).  As such, the Company decreased both depreciation expense and electric revenue by $14 million in the quarter and year end December 31, 2009.  These offsetting decreases had no impact on net income.

Condensed Consolidated Balance Sheets

(Millions) (Unaudited)

	December 31,	December 31,
	2009	2008
ASSETS:
Utility Plant, Net	$8,862	$8,305
Nonutility Property and Investments, Net	442	316
Total Current Assets	1,522	1,836
Total Regulatory Assets and Deferred Debits	1,131	1,045
Total	$11,957	$11,502

CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,408	$3,045
Preferred Stock	—	113
Long-Term Debt, Net	4,483	4,361
Total Capitalization	7,891	7,519
Current Liabilities:
Short-Term Borrowings	335	80
Current Portion of Long-Term Debt	28	144
Other	894	931
Total Current Liabilities	1,257	1,155
Total Regulatory Liabilities and Deferred Credits	2,809	2,828
Total	$11,957	$11,502

Earnings (Loss) per Share by Company

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
SC Electric & Gas	$.39	$.46	$2.29	$2.34
PSNC Energy	.17	.17	.38	.36
SCANA Energy-Georgia	.07	.10	.20	.28
Carolina Gas Transmission	.02	.01	.08	.07
Corporate and Other	(.03)	(.01)	(.10)	(.10)
Basic and Diluted Earnings per Share	$.62	$.73	$2.85	$2.95

Variances in Earnings per Share (Unaudited)

	Quarter Ended December 31,	Year Ended December 31,
2008 Basic and Diluted Earnings per Share	$.73	$2.95

Variances:
Electric Margin (2)	(.05)	(.09)
Natural Gas Margin	(.01)	(.05)
Operation & Maintenance Expense	.08	.18
Interest Expense (Net of AFUDC)	.01	(.03)
Property Taxes	(.01)	(.05)
Depreciation (2)	(.02)	(.05)
Dilution	(.03)	(.12)
EIZ State Income Tax Benefit (including Interest)	—	.11
Asset Sales	(.04)	(.05)
Equity AFC	—	.12
Redemption of Preferred Stock	(.02)	(.02)
Other, Net	(.02)	(.05)
Variances in Earnings per Share	(.11)	(.10)

2009 Basic and Diluted Earnings Per Share	$.62	$2.85

Note (2):  This variance analysis reflects earnings per share (EPS) components on an after-tax basis, net of the effect of adjustments applied pursuant to the South Carolina Public Service Commission’s approval of SCE&G’s adoption of updated, lower depreciation rates for its electric operations.  See also Note (1) to the Condensed Consolidated Statements of Income.

Consolidated Operating Statistics

	Quarter Ended December 31,			Year Ended December 31,
	2009	2008	% Change	2009	2008	% Change
Electric Operations:
Sales (Million KWH):
Residential	1,740	1,794	(3.0)	7,893	7,828	0.8
Commercial	1,675	1,694	(1.2)	7,351	7,450	(1.3)
Industrial	1,310	1,387	(5.6)	5,324	6,152	(13.5)
Other	132	133	(0.4)	561	569	(1.3)
Total Retail Sales	4,857	5,008	(3.0)	21,129	21,999	(4.0)
Wholesale	388	471	(17.7)	1,975	2,285	(13.6)
Total Sales	5,245	5,479	(4.3)	23,104	24,284	(4.9)

Customers (Period-End, Thousands)				655	650	0.8

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	23,114	23,217	(0.4)	67,329	66,890	0.7
Commercial	12,501	12,276	1.8	39,745	39,313	1.1
Industrial	39,546	33,552	17.9	159,084	154,119	3.2
Total Retail Sales	75,161	69,045	8.9	266,158	260,322	2.2
Sales for Resale	2,926	3,247	(9.9)	10,369	9,586	8.2
Transportation Volumes	39,122	32,358	20.9	138,810	136,667	1.6
Total Sales	117,209	104,650	12.0	415,337	406,575	2.2

Customers (Period-End, Thousands)				1,238	1,235	0.3

Security Credit Ratings (as of 02/11/10):

	Moody’s	Standard & Poor’s	Fitch
SCANA Corporation:
Senior Unsecured	Baa2	BBB	BBB+
Junior Subordinated Debt	Baa3	BBB-	BBB-
Outlook	Negative	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A3	A-	A
Senior Unsecured	Baa1	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2